Exhibit 99.1

Bank of Granite	NEWS
——— C O R P O R A T I O N ———

FOR RELEASE:	November 16, 2007
BANK OF GRANITE RECEIVES NASDAQ NOTICE
DUE TO DELAY IN FILING FORM 10-Q
     GRANITE FALLS, NORTH CAROLINA— Bank of Granite Corporation (NASDAQ:GRAN) (the “Company”) announced today that, as expected, it has been contacted by NASDAQ regarding its listing status due to the delay in filing its quarterly report. Bank of Granite Corporation will request a hearing before a NASDAQ Listing Qualifications Panel to appeal potential delisting. The Company’s appeal and request for a hearing will automatically stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s review and determination.
     On November 14, 2007 the Company received a Staff Determination notice from the NASDAQ Stock Market stating that the Company’s common stock is subject to delisting from The NASDAQ Global Select MarketSM. The notice was issued in accordance with standard NASDAQ procedures as a result of the delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 with the Securities and Exchange Commission. Timely filing of periodic reports with the SEC is a requirement for continued listing under NASDAQ Marketplace Rule 4310(c)(14).
     As previously announced, the Company postponed filing its Form 10-Q because of delays related to the assessment of its loan portfolio and loan loss provision and its assessment of internal control issues surrounding its lending and loan review functions to determine whether a material weakness in such controls exists.
     The Company expects to file its Form 10-Q as soon as reasonably practicable and intends to follow through on any other actions necessary to bring it back into compliance with NASDAQ requirements.
     NASDAQ will append a fifth character, “E,” to the trading symbol for the Company’s common stock, changing the symbol from “GRAN” to “GRANE,” to denote the Company’s filing delinquency.
     The Company is the parent of Bank of Granite and Granite Mortgage, Inc. Bank of Granite operates twenty-two full-service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes. Granite Mortgage, a mortgage banking company headquartered in Winston-Salem, originates home mortgages in these counties as well as in Cumberland, Guilford, and Rowan counties.
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P.O. Box 128	GRAN
Granite Falls, NC 28630	NASDAQ	www.bankofgranite.com
GLOBAL SELECT

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For further information, contact Kirby Tyndall, Chief Financial Officer at
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com
Disclosures About Forward Looking Statements
     The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of our Company and our management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of our customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and general economic conditions. In addition, our ongoing review of our loan portfolio and our assessment of internal controls and potential weaknesses in those controls will affect the timing of our ability to issue financial statements and file our Form 10-Q for the third quarter of 2007. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
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